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                                                                   EXHIBIT 10.25




                          [RNETHEALTH.COM LETTERHEAD]



August 1, 2000


Kevin Wall
Shelter Ventures
10880 Wilshire Blvd., Suite 1400
Los Angeles, CA 90024

          RE:    OPTION LETTER

Dear Kevin:

Pursuant to certain action taken by the Board of Directors of Rnethealth.com, Inc., a Colorado corporation (the "Company") on July 30, 2000, the Company does hereby grant to you (the "Optionee") an option to purchase Six Hundred Thousand shares of Rnethealth.com, Inc. a common stock at $0.25 per share (the "Option").

The Company is granting this Option to Optionee in partial consideration for services rendered or to be rendered by the Optionee for the benefit of the Company and its shareholders as a member of the Board of Directors of the Company.

TERM

This option shall expire at 5:00pm local time in Santa Monica, California on January 31, 2001 (the "Termination Date").

VESTING, EXERCISE OF THE OPTION

This option is fully vested and may be exercised as to any or all of the Shares heretofore vested at any time and from time to time through the Termination Date. The shares underlying the Option have been previously been registered in the Company's Form S-8 filed with Securities and Exchange Commission on July 18, 2000. A copy of the S-8 is attached hereto.

MANNER OF EXERCISE

This Option may only be exercised by written notice (the "Exercise Notice") to the Company at its principal executive offices, to the attention of its Secretary. The form of Exercise Notice is attached hereto as Exhibit A.

ACCEPTANCE BY OPTIONEE

Acceptance of this Option by Optionee shall be deemed acceptance by Optionee of all of the terms and conditions hereof.

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                                EXERCISE NOTICE

                         COMPANY: RNETHEALTH.COM, INC.
              (TO BE EXECUTED ONLY UPON EXERCISE OF STOCK OPTIONS)

The undersigned irrevocably exercises his/her option to purchase 600K shares of the Common Stock of Rnethealth.com, Inc. purchasable under the 2000 Stock Compensation Plan and herewith makes payment therefor, at the price and on such terms and conditions specified in the Option letter. Such shares are to be registered in the name of the Option Holder and certificates evidencing such shares are to be delivered to Option Holder at its address set forth below its signature unless contrary instructions are herein given.

Dated:  7 Aug. 00                        /s/ KEVIN WALL
      -----------------                  ---------------------------------------
                                         (Signature)

Deliver certificates to:                 KEVIN WALL
                                         ---------------------------------------
                                         (Name)

                                         ---------------------------------------
                                         (Street Address)

                                         ---------------------------------------
                                         (City)             (State)     (Zip)


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The Exercise Notice shall (i) specify the number of Shares with respect to which the Option is being exercised, (ii) be signed by the Optionee, (iii) be accompanied by full payment of the Option Price for the number of Shares specified in the Exercise Notice and (v) be accompanied by the original executed copy of this Option.

The Company shall deliver to the Optionee a certificate representing such Shares registered in the name of the Optionee as soon as practicable following receipt by the Company.

If the Exercise Notice relates to fewer than all of the Shares, the Company shall, at such time as it delivers to the Optionee a certificate representing the Shares with respect to which this Option is exercised, deliver a replacement Option on the same terms and conditions as this Option with respect to all remaining Shares.